As filed with the Securities and Exchange Commission on June 20, 2013

Registration No. 333-169794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON ECI FUND FIFTEEN, L.P.

(Exact Name of Registrant as Specified in Governing Instruments)

Delaware	7359	27-3525849
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Michelle C. Ko
Senior Director & Securities Counsel
ICON Investments
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to Registrant)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Limited Partnership Interests

ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”) filed a Registration Statement on Form S 1, as amended (SEC File No. 333-169794) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 6, 2011, pursuant to which Fund Fifteen registered up to 420,000 limited partnership interests (the “Interests”) under the Securities Act of 1933, as amended (the “Offering”). Of the 420,000 Interests registered, 400,000 Interests were offered to the public pursuant to the primary offering on a “best efforts” basis for $1,000 per Interest and 20,000 Interests were offered pursuant to Fund Fifteen’s distribution reinvestment plan at a purchase price of $900 per Interest.

Effective as of the close of business on June 6, 2013, Fund Fifteen terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 420,000 Interests registered, 197,597.927 Interests were sold as of the termination date, including 191,632.286 Interests sold pursuant to the primary offering and 5,965.641 Interests sold pursuant to the distribution reinvestment plan. Accordingly, Fund Fifteen hereby amends the Registration Statement to withdraw from registration 222,402.073 Interests that remain unsold to the public.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 2013.

ICON ECI FUND FIFTEEN, L.P. (a Delaware limited partnership)
By: ICON GP 15, LLC, its General Partner
By: /s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 20, 2013.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Registrant; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the General Partner of the Registrant; Co-Principal Executive Officer
/s/ Nicholas A. Sinigaglia Nicholas A. Sinigaglia	Principal Financial and Accounting Officer